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                                                                   EXHIBIT 10.28


                              EMPLOYMENT AGREEMENT

                  AGREEMENT made as of the 28th day of February, 2000, by and between NICHOLAS THEMELIS, residing at 14 Serenite Lane, Muttontown, New York 11791 (hereinafter referred to as the "Employee") and BITWISE DESIGNS, INC., a Delaware corporation with principal offices located at 2165 Technology Drive, Schenectady N.Y. 12308 (hereinafter referred to as the "Company").

                              W I T N E S S E T H :

                  WHEREAS, the Company is engaged in the manufacture and distribution of computers, document imaging systems and related business enterprises and various Internet products and services; and

                  WHEREAS, the Company desires to employ the Employee for the purpose of securing to the Company the experience, ability and services of the Employee; and

                  WHEREAS, the Employee desires to be employed by the Company, pursuant to the terms and conditions herein set forth, superseding all prior agreements between the Company, its subsidiaries and/or predecessors and Employee;

                  NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE I

                                   EMPLOYMENT

                  Subject to and upon the terms and conditions of this Agreement, the Company hereby employs Employee, and the Employee hereby accepts such employment in his capacity as Vice President and Chief Technology Officer. In this capacity, Employee will report to the Chairman of the Board and the Chief Executive Officer of the Company.
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                                   ARTICLE II

                                     DUTIES

                  (A) The Employee shall, during the term of his employment with the Company, perform such services and duties of an executive nature in connection with the business, affairs and operations of the Company, and its subsidiaries, as may be reasonably and in good faith assigned or delegated to him from time to time by or under the authority of the Chief Executive Officer and/or the Board of Directors of the Company and consistent with the position of Vice President and Chief Technology Officer.

                  (B) The Employee agrees to use his best efforts in the promotion and advancement of the Company and its welfare and business. Employee agrees to devote his primary professional time to the business of the Company as is reasonably necessary.

                  (C) Employee shall be based in the New York City, New York area but will be required to spend a reasonable amount of business time in Schenectady, New York, and shall undertake such occasional travel, within or without the United States as is or may be reasonably necessary in the interests of the Company.

                  (D) Employee shall also serve as the Chief Executive Officer of a joint venture between the Company and a nonaffiliated party tentatively named "AuthentiGraph.com."

                  (E) Employee shall also be appointed to the advisory board to be formed by Bitwise which will advise the Company on Internet acquisitions. Employee shall be entitled to receive the same compensation as other members of the advisory board, as set by the Compensation Committee of the Board of Directors of the Company.

                                   ARTICLE III

                                  COMPENSATION

                  (A) Commencing on the 1st day of April, 2000, the Company shall pay to Employee a salary at the rate of $240,000 per annum for the following l2 months that this Agreement shall be in effect (payable in equal weekly installments or pursuant to such regular pay periods adopted by the Company)(the "Base Salary"),increasing to $260,000 one month after the first anniversary date of this Agreement. The Company guarantees payment of the Base Salary through the 31st day of March,2001. Thereafter, the Company may

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terminate the Employee's employment under this Agreement according to the terms of Article IX of this Agreement.

                  (B) Employee shall be entitled to receive a bonus (the "Bonus") as may be determined from time to time by the Board of Directors. Nothing herein shall be deemed or construed to require the Board to award any bonus or additional compensation.

                  (C) Employee shall also be entitled to receive a base salary of $50,000 to serve as Chief Executive Officer of AuthentiGraph.com.

                  (D) The Company shall deduct from Employee's compensation all federal, state and local taxes which it may now or may hereafter be required to deduct.

                                   ARTICLE IV

                                    BENEFITS

                  (A) During the term hereof, (i) the Company shall make a good faith effort to provide Employee with Aetna Point of Service or equivalent health insurance benefits, and major medical insurance; and (ii) Employee shall be reimbursed by the Company upon presentation of appropriate vouchers for all business expenses incurred by the Employee on behalf of the Company. If the Company is unable to furnish the Employee with Aetna Point of Service or equivalent health insurance benefits, the Company shall provide
Employee with Blue Cross/Blue Shield or equivalent health insurance benefits.

                  (B) In the event the Company wishes to obtain Key Man life insurance on the life of Employee, Employee agrees to cooperate with the Company in completing any applications necessary to obtain such insurance and promptly submit to such physical examinations and furnish such information as any proposed insurance carrier may request.

                  (C) In the event Employee wishes to obtain life insurance coverage, the Company agrees to provide Employee with up to $5,000 to be applied towards annual premium payments on such policy as Employee desires to procure.

                  (D) For each year of the term hereof, Employee shall be entitled to four weeks paid vacation.

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                                    ARTICLE V

                                 NON-DISCLOSURE

                  The Employee shall not, at any time during or after the termination of his employment hereunder except when acting on behalf of and with the authorization of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the Company's business, technology, finances, methods, operations, marketing information, research and development, customers, pricing and information relating to proposed expansion of the Company or the Company's business plans (collectively referred to as the "Proprietary Information"). For the purposes of this Agreement, trade secrets and confidential information shall mean information disclosed to the Employee or known by him as a consequence of his employment by the Company, whether or not pursuant to this Agreement, and not generally known in the industry, concerning the business, technology, finances, methods, operations, marketing information, research and development, customers, pricing and information relating to proposed expansion of the Company or the Company's business plans. The Employee acknowledges that trade secrets and other items of confidential information, as they may exist from time to time, are valuable and unique assets of the Company, and that disclosure of any such information would cause substantial injury to the Company.

                                   ARTICLE VI

                              RESTRICTIVE COVENANT

                  (A) In the event of the voluntary termination of employment with the Company or Employee's discharge in accordance with Article IX paragraph
(C), Employee agrees that he will not, for a period of one year following such termination, directly or indirectly enter into or become associated with or engage in any other business (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise), which business is primarily involved in the manufacture, development and/or distribution of document imaging systems in the same geographical areas of operation of the Company on the offer or development of an Internet service concerning the verification of images, documents and facsimiles, or any other product or service or under development by the Company during the term of this Agreement.

                  (B) If any court shall hold that the duration of non-competition or any other restriction contained in this paragraph is unenforceable, it is our intention that same shall not thereby be

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terminated but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable or in the alternative such judicially substituted term may be substituted therefor.

                                   ARTICLE VII

                                      TERM

                  This Agreement shall be for a term commencing on the date first set forth above and terminating March 31, 2001, unless sooner terminated pursuant to the terms hereof.

                                  ARTICLE VIII

                             DISABILITY DURING TERM

                  In the event that the Employee becomes totally disabled so that he is unable or prevented from performing substantially all of his usual duties hereunder for a period of two (2) consecutive months, and the Company elects to terminate Employee under Article IX(B) then, and in that event, the Company shall continue to compensate Employee and Employee shall receive his Base Salary as provided under Article III of this Agreement for a period of six
(6) months commencing from the date of such termination. The aforesaid obligations of the Company shall not extend beyond the term of this Agreement. The obligation of the Company to make the aforesaid payments shall be modified and reduced and the Company shall receive a credit for all disability insurance payments which Employee may receive or to which he may become entitled.

                                   ARTICLE IX

                                   TERMINATION

                  The Company may terminate this Agreement:

                  (A) Upon the death of Employee during the term hereof, except that the Employee's legal representatives, successors, assigns and heirs shall have those rights and interests as otherwise provided in this Agreement, including the right to receive accrued but unpaid Bonus compensation, if any.

                  (B) Subject to the terms of Article VIII herein, upon written notice from the Company to the Employee, if Employee becomes totally disabled and as a result of such total disability,

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has been prevented from and unable to perform all of his duties hereunder for a consecutive period of two (2) months.

                  (C) Upon written notice from the Company to the Employee, at any time for "Cause." For purposes of this Agreement, "Cause" shall be defined as: (i) willful disobedience by the Employee of a material and lawful instruction of the Board of Directors or Chief Executive Officer of the Company;
(ii) conviction of the Employee of any misdemeanor or crime; (iii) breach by the Employee of any material provision of this Agreement; (iv) conduct amounting to fraud, dishonesty, negligence, willful misconduct, insubordination; or (v) inattention to or unsatisfactory performance of duties.

                  (D) Upon termination of this Agreement pursuant to Article IX(C)(v), Employee shall be entitled to severance payment equal to six months of Employee's Base Salary, payable in six monthly payments.

                                    ARTICLE X

                                  STOCK OPTIONS

                  As an inducement to Employee to enter into this Agreement the Company hereby grants to Employee options to purchase shares of the Company's Common Stock, $.00l par value, upon and subject to the following conditions:

                  (A) Subject to the terms and conditions of the Company's l992 Employee Stock Option Plan (the "Plan"), a copy of which Employee acknowledges having been received, and the terms and conditions set forth in the Stock Option Certificate which are incorporated herein by reference, the Employee is hereby granted options to purchase 200,000 shares of the Company's Common Stock of which options to purchase 50,000 shares shall be vested as of the date hereof, and the remaining options to purchase 150,000 shares shall be vested on the six month, one year and 18 month anniversaries hereof in equal increments of 50,000 options. The option shall contain such other terms and conditions as set forth in the stock option agreement. The exercise price of the options shall be $11.25 per share. The foregoing options shall be qualified as incentive stock options to the extent legally permissible. If Employee is terminated without cause, all of the Bitwise options shall vest immediately.

                  (B) The Options provided for herein are not transferable by Employee, except to members of Employee's immediate family or a

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trust for the benefit of Employee's estate or beneficiaries thereof, and shall be exercised only by Employee, or by his legal representative or executor, as provided in the Plan.

                  (C) Employee shall be granted an option to purchase such number of shares of AuthentiGraph, at an aggregate exercise price of $50,000, as shall equal 10% of the total issued and outstanding shares of AuthentiGraph. The AuthentiGraph options shall expire at the end of five years from the date of issuance. All options to purchase common stock of AuthentiGraph shall be vested as of the date hereof. The options shall provide that in the event AuthentiGraph shall at any time after the date hereof and prior to the earlier of (i)the effective date of AuthentiGraph's initial public offering or (ii) the consummation of, in the aggregate, private equity financing in the amount of $10,000,000, sell Common Stock, or options, rights or warrants to subscribe for shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock (except options granted under AuthentiGraph's Employee Stock Option Plan and warrants granted as compensation for services)("Additional Securities"), Employee shall be granted 10% of such Additional Securities.

                  (D) Employee shall be granted an option to purchase 2% of the issued and outstanding shares of Authentidate.com as of the date hereof at an aggregate exercise price of $400,000. The Authentidate.com options shall vest pursuant to the following schedule: (i) 25% of the options granted to Employee shall be vested as of the date hereof; and (ii) the remaining options granted to Employee shall be vested on the six month, one year and 18 month anniversaries hereof in equal increments of 25% of the aggregate grant. The Authentidate.com options shall expire at the end of five years from the date of issuance. If Employee is terminated without cause, all of the Authentidate.com options shall vest on the date of such termination. The option shall provide that in the event Authentidate.com shall at any time after the date hereof and prior to the earlier of (i)the effective date of Authentidate.com's initial public offering or (ii) the consummation of, in the aggregate, private equity financing in the amount of $10,000,000, sell Common Stock or options, rights or warrants to subscribe for shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock (except options granted under Authentidate.com's Employee Stock Option Plan or warrants granted as compensation for services)("Additional Securities"), Employee shall be granted 2% of such Additional Securities.

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                                   ARTICLE XI

                         TERMINATION OF PRIOR AGREEMENTS

                  This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements between the parties, whether oral or written, without prejudice to Employee's right to all accrued compensation prior to the effective date of this Agreement.

                                   ARTICLE XII

                                   ARBITRATION

                  Any dispute arising out of the interpretation, application and/or performance of this Agreement with the sole exception of any claim, breach or violation arising under Articles V or VI hereof shall be settled through final and binding arbitration before a single arbitrator in the City of New York, the State of New York in accordance with the rules of the American Arbitration Association. The arbitrator shall be selected by the mutual consent of the parties, but if the parties cannot reach an agreement, the arbitrator shall be selected by the Association and shall be an attorney at law experienced in the field of corporate law. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties.

                                  ARTICLE XIII

                                  SEVERABILITY

                  If any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

                                   ARTICLE XIV

                                     NOTICE

                  All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person or mailed by certified mail, return receipt requested, as follows:

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                  IF TO THE COMPANY:                 BITWISE DESIGNS, INC.
                                                     2165 Technology Drive
                                                     Schenectady, NY 12308

                  IF TO THE EMPLOYEE:                Nicholas Themelis
                                                     14 Serenite Lane
                                                     Muttontown, New York 11791

or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. Any such written notice shall be effective upon receipt, but not later than four (4) days after the deposit with the U.S. Postal Service.

                                   ARTICLE XV

                                     BENEFIT

                  This Agreement shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, and the heirs and personal representatives of the Employee.

                                   ARTICLE XVI

                                     WAIVER

                  The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of construction and validity.

                                  ARTICLE XVII

                                  GOVERNING LAW

                  This Agreement has been negotiated and executed in the State of New York, and New York law shall govern its construction and validity.

                                  ARTICLE XVIII

                                  JURISDICTION

                  Any or all actions or proceedings which may be brought by the Company or Employee under this Agreement shall be brought in courts having a situs within the State of New York and Employee

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hereby consents to the jurisdiction of any local, state or federal court located within the State of New York.

                                   ARTICLE XIX

                                ENTIRE AGREEMENT

                  This Agreement contains the entire agreement between the parties hereto. No change, addition or amendment shall be made hereto, except by written agreement signed by the parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals the day and year first above written.

(Corporate Seal)                        BITWISE DESIGNS, INC.



                                        By:  ___________________________
                                        J. Edward Sheridan, Chairman
                                        Compensation Committee

                                        _________________________________
                                        NICHOLAS THEMELIS (Employee)



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